SUBSIDIARIES OF THE REGISTRANT                  EXHIBIT 21
  ------------------------------                  ----------

       The following is  a list of the  subsidiaries of Fairfield
  Communities,  Inc.     Each  subsidiary,  some  of   which  are
  inactive, is wholly owned by Fairfield or by a wholly owned subsidiary of Fairfield, unless otherwise indicated.

                                                     State of
           Subsidiary                              Incorporation
           ----------                              -------------
  Fairfield Bay, Inc.                                Arkansas
  Shirley Realty Company                             Arkansas
  Fairfield Flagstaff Realty, Inc.                   Arizona
  Fairfield Glade, Inc.                              Tennessee
  Fairfield Mortgage Corporation                     Arkansas
  Fairfield Mortgage Acceptance Corporation          Delaware
  Fairfield Mountains, Inc.                          North Carolina
  Mountains Utility Company                          North Carolina
  Fairfield Homes Construction Company               Florida
  Northeast Craven Utility Company                   North Carolina
  Fairfield Sapphire Valley, Inc.                    North Carolina
  Jackson Utility Company                            North Carolina
  Intermont Properties, Inc.                         Delaware
  Fairfield Properties, Inc.                         Arizona
  Fairfield River Ridge, Inc.                        Florida
    Harbour Ridge, Ltd.
    (a limited partnership; 35.5% interest)
  Fairfield Equities, Inc.                           Delaware
  Fairfield Acceptance Corporation                   Delaware
    Fairfield Capital Corporation                    Delaware
    Fairfield Funding Corporation                    Delaware
  Fairfield Pagosa Realty, Inc.                      Colorado
  Fairfield Fort George, Inc.                        Florida
    Fort George Country Club, Inc.                   Florida
  Caribbean Real Property Company, Inc.              Florida
  Fairfield Communities Purchasing and Design, Inc.  Tennessee
  The Florida Companies                              Florida
  Imperial Life Insurance Company                    Arkansas
  Rock Island Land Corporation                       Florida
  Fairfield Management Services, Inc.                Florida
  Suntree Development Company                        Florida
    St. Andrews Club Management Corporation          Florida
    St. Andrews Realty, Inc.                         Florida
  Commercial Land Equity Corporation                 Florida
  TFC Realty of Indiana, Inc.                        Florida
  Fairfield St. Croix, Inc.                          Delaware
    Sugar Island Associates, Ltd.
    (a limited partnership; 30% interest)
  Fairfield Virgin Islands, Inc.                     Delaware
    Davis Beach Co.
    (a limited partnership; 50% interest)
  Fairfield Myrtle Beach, Inc.                       Delaware
  Ventura Management, Inc.                           Delaware
  Fairfield Resorts International, Ltd.              Arkansas
    (a limited partnership; 50% interest)